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                                                                  EXHIBIT 4.1(a)


                            CERTIFICATE OF AMENDMENT
                                       OF
               AMENDED AND RESTATED CERTIFICATE OF INCORPORATION


          We, the undersigned, CHARLES A. SCHWAN, the Chairman & CEO, and JOHN
H. ALLEN, the Secretary, of COHU, INC., a corporation of the State of Delaware (hereinafter called the "Corporation"), do hereby certify as follows:


          FIRST: That at a meeting of the Board of Directors of the Corporation, duly held and convened, a resolution was duly adopted setting forth a proposed amendment of the Amended and Restated Certificate of Incorporation of the Corporation, declaring said amendment to be advisable and calling a meeting of the stockholders of the Corporation for consideration thereof. The resolution setting forth the proposed amendment is as follows:

          RESOLVED, that the Amended and Restated Certificate of Incorporation of the Corporation be amended by changing the first paragraph of Article Fourth so that, as amended, said paragraph shall be and read as follows:

          "FOURTH: The total number of shares of all classes of stock which the Corporation shall have authority to issue is 61,000,000 of which 1,000,000 shares shall constitute Preferred Stock having a par value of $1.00 per share and 60,000,000 shares shall constitute Common Stock having a par value of $1.00 per share."

          SECOND: That thereafter, pursuant to resolution of its Board of Directors, a special meeting of the stockholders of the Corporation was duly called and held, upon notice in accordance with Section 222 of the General Corporation law of the State of Delaware, at which meeting the necessary number of shares as required by statute were voted in favor of the amendment.

          THIRD: That said amendment was duly adopted in accordance with the provisions of Section 242 of the General Corporation Law of the State of Delaware.

          IN WITNESS WHEREOF, the Corporation has caused this certificate to be signed by Charles A. Schwan, its Chairman & CEO and John H. Allen, its Secretary, this 16th day of May, 2000.


By:  /s/ Charles A. Schwan
     ----------------------
     Chairman & CEO


ATTEST:  /s/ John H. Allen
         ------------------
         Secretary